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                                                                  EXHIBIT 10(16)

                            AMERADA HESS CORPORATION

                           DEFERRED COMPENSATION PLAN

                                   * * * * *

         SECTION 1. PURPOSE. The purpose of the Plan is to provide certain select employees of the Company with an opportunity to defer the receipt of compensation for services rendered to the Company. The Plan is intended to aid the Company in retaining and attracting employees whose abilities, experience and judgment can contribute to the continued progress of the Company. The Plan is being maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company.

         SECTION 2. DEFINITIONS.

                  (a)      "Account(s)" means the Deferred Compensation
Account(s).

                  (b)      "Board" means the Company's Board of Directors.

                  (c) "Bonus" means any special and/or discretionary compensation amounts in excess of Salary, determined by the Company to be payable to a Participant with respect to services rendered.

                  (d)      "Change in Control" shall mean:

                           (1) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then
         (i) outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) combined voting power of the then outstanding voting




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         securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in
         Control: (i) any acquisition by the Company or any of its subsidiaries,
         (ii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries,
         (iii) any acquisition by any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common
         Stock and Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company
         Common Stock and Outstanding Voting Securities, as the case may be, or
         (iv) any acquisition by one or more Hess Entity (for this purpose a "Hess Entity" means (A) Mr. John Hess or any of his children, parents or siblings (B) any spouse of any person described in Section 2(d)(1)(iv)(A), (C) any trust as to which any of the persons described in Section 2(d)(1)(iv)(A) has substantial voting authority, (D) any affiliate (as such term is defined in Rule 12b-2 under the Exchange
         Act) of any person described in Section 2(d)(1)(iv)(A), (E) the Hess Foundation Inc., or (F) any persons comprising a group controlled (as such term is defined in such Rule 12b-2) by one or more of the foregoing persons or entities described in Section 2(d)(1)(iv)(A).



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                           (2)      Individuals who, as of the effective date of
         the Plan, constitute the Board (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual threatened solicitation of proxies or consents; or

                           (3) Consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Voting Securities, as the case may be; or



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                           (4)      Consummation of (i) a complete liquidation
         or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Voting Securities, as the case may be. The term "the sale or other disposition of all or substantially all of the assets of the Company" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). The "fair market value of the Company" shall be the aggregate market value of the then Outstanding Company Common Stock (on a fully diluted basis ) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares



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         of Outstanding Company Common Stock shall be determined by multiplying the number of shares of such Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of Outstanding Company Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Company Common Stock or by such other method as the Board shall determine is appropriate.

                  (e) "Committee" means the Compensation Committee of the Board.

                  (f)      "Company" means the Amerada Hess Corporation.

                  (g) "Deferred Compensation" means the Eligible Earnings that are the subject of an elective deferral under Section 5.

                  (h) "Deferred Compensation Account" means the bookkeeping account established for a Participant under the Plan and to which Deferred Compensation amounts with respect to such Participant are credited from time to time, as adjusted from time to time as provided in the Plan.

                  (i) "Deferred Compensation Election Form" means the form pursuant to which Eligible Employees elect to become Participants in the Plan and to defer Eligible Earnings thereunder, in such form as the Committee determines from time to time in its sole discretion.

                  (j) "Disability" means mental or physical disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's



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broad-based regular long-term disability plan, if any. At any time that the
Company does not maintain such a long-term disability plan, Disability shall mean the inability of a Participant, as determined by the Committee, substantially to perform such Participant's regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of at least six (6) consecutive months.

                  (k) "Eligible Earnings" means a Participant's aggregate cash Salary and Bonus payments for the Plan Year.

                  (l) "Eligible Employee" means any employee of the Company who is selected as being eligible for participation by the Committee.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and any rules and regulations thereunder.

                  (n) "Participant" means an Eligible Employee who has elected to defer Eligible Earnings pursuant to the Plan.

                  (o) "Plan" means the Amerada Hess Corporation Deferred Compensation Plan, as set forth herein and as amended from time to time.

                  (p)      "Plan Year" means the calendar year.

                  (q) "Salary" means the regular gross base compensation paid by the Company to an employee (without regard to any reduction thereof pursuant to the Plan or any cafeteria, flexible spending, thrift or savings plan maintained by the Company), exclusive of Bonus payments and any other incentive or special payments made by the Company to such employee, as determined by the Committee.



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         SECTION 3.  ELIGIBILITY.  Individuals eligible to participate in the
Plan shall consist of the Eligible Employees of the Company.

         SECTION 4.  ADMINISTRATION.

                  (a) The Plan shall be administered by the Committee. The Committee is authorized to construe and interpret the Plan and promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, determining the Eligible Employees and correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan. The Committee may designate persons other than members of the Committee to carry out the day-to day ministerial administration of the Plan under such conditions and limitations as it may prescribe; provided, however, that the Committee shall not delegate its authority with regard to the determination of Eligible Employees. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants.

                  (b) The Company will indemnify and hold harmless the Committee and each member thereof against any cost or expense (including without limitation attorney's fees) or liability (including without limitation any sum paid in settlement of a claim with the approval of



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the Company) arising out of any act or omission to act, except in the case of willful gross misconduct or gross negligence.

                  (c) All fees and expenses incurred by the Committee and the Company with respect to the administration of the Plan shall be paid by the Company.

                  (d) The Committee shall have final and exclusive authority to decide all questions arising in connection with a Participant's or a beneficiary of a deceased Participant's (such Participant or beneficiary being referred to herein as a "Claimant") claim for benefits under the Plan.

         SECTION 5. PARTICIPATION; ELECTIVE DEFERRALS. To elect to participate in the Plan for a particular Plan Year, an Eligible Employee must execute a Deferred Compensation Election Form and file such form with the Committee (or its designee) before the commencement of such Plan Year. To participate in the Plan during the year in which the Plan is first implemented, the Eligible Employee must make an election to defer Eligible Earnings for services to be performed subsequent to the election within 30 days after the effective date of the Plan. To participate in the Plan during the first year in which an individual becomes eligible to participate in the Plan, the new Eligible Employee must make an election to defer Eligible Earnings for services to be performed subsequent to the election within 30 days after the date the new Eligible Employee becomes eligible. Such election shall:

                  (i) contain a statement that the Eligible Employee elects to defer a portion of the Eligible Employee's Eligible Earnings up to 100% thereof for a specified Plan Year that become payable to the Eligible Employee after the filing of such election, or such other limit as the Committee may determine from time to time in its sole discretion. The minimum dollar amount of Eligible Earnings that an Eligible Employee may elect to



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         defer is $10,000, or such other minimum as the Committee may determine from time to time in its sole discretion, and such amount shall be pro rated with respect to an individual who becomes an Eligible Employee during a Plan Year;

                  (ii) apply only to the Eligible Earnings consisting of Salary otherwise payable to the Eligible Employee during the Plan Year for which such election is made and to any Bonus payment that is attributable to the Eligible Employee's services rendered to the Company during the Plan Year for which such election is made (whether or not actually payable in such Plan Year);

                  (iii) be irrevocable with respect to the Plan Year to which it applies;

                  (iv) specify whether upon the Participant's termination of employment by reason of retirement, the balance of the Participant's Deferred Compensation Account shall be paid, or in the case of installment payments, commence being paid, as soon as administratively possible after the end of the month in which the termination of the Participant's employment by reason of retirement occurs, or as soon as administratively possible following the beginning of the Plan Year immediately following the Plan Year in which such termination of employment by reason of retirement occurs;

                  (v) specify a date, no earlier than three years after the date such election is made, that the Deferred Compensation will be paid to the Participant. A Participant may elect to delay the date that the Deferred Compensation will be paid or the date of commencement of Deferred Compensation distributions; provided, however, that such election to delay the payment date or the commencement date of Deferred Compensation distributions shall only be effective with respect to payments of Deferred Compensation to be made or commencing no earlier than 13 months after the date of such changed



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         election. If a Participant is to commence receiving payments of
         Deferred Compensation prior to the date which is 13 months after the date of such changed election, such Participant's Deferred Compensation shall be paid in accordance with his or her most recent other election made more than 13 months prior to the payment date of, or commencement of distributions of, such Participant's Deferred Compensation; and

                  (vi) specify the form, either a lump sum or annual installments over a five year period, in which the Deferred Compensation will be paid to the Participant; provided, however, that in the event of a Participant's termination of employment for any reason other than his or her retirement prior to the distribution of his or her Deferred Compensation or the commencement of his or her Deferred Compensation distributions, such Participant's Deferred Compensation shall be paid in a single lump sum regardless of his or her election under this Section 5(vi). A Participant may change his or her election as to the form in which Deferred Compensation will be paid at any time prior to the payment of Deferred Compensation or the commencement of Deferred Compensation distributions; provided, however, that such election to change the distribution form shall only be effective with respect to payments of Deferred Compensation made or commencing no earlier than 13 months after the date of such changed election. If a Participant does commence receiving payments of Deferred Compensation prior to the date which is 13 months after the date of such changed election, such Participant's Deferred Compensation shall be paid in accordance with his or her most recent other election made more than 13 months prior to the payment date of, or commencement of, such Participant's Deferred Compensation.



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Upon receipt of an Eligible Employee's Deferred Compensation Election Form, the
Company shall establish as an accounting entry an individual Deferred Compensation Account for such Eligible Employee and such Eligible Employee shall become a Participant under the Plan. Thereafter, the Company shall credit the Participant's Deferred Compensation Account with all Deferred Compensation which would otherwise have been payable to the Eligible Employee in the absence of an election under the Plan. The Deferred Compensation Account shall be credited no less frequently than the last day of each month in an amount equal to the sum of the Deferred Compensation that would otherwise have been paid by the Company in accordance with the Company's normal payroll practices for such month.

         SECTION 6. INVESTMENT OF ACCOUNT BALANCES. During and for each Plan Year, the balances in each Participant's Deferred Compensation Account will be deemed to be invested, as of the date elective deferrals are credited to such Deferred Compensation Account under the Plan, in such investment vehicle(s) offered by the Committee in its sole discretion and selected by the Participant. The Committee shall, in its sole discretion, have the right to change the investment vehicles(s) offered to Participants at any time and from time to time. At the end of each month, each Participant's Deferred Compensation Account shall be adjusted pursuant to Section 7 below and such adjusted Deferred Compensation Account balance shall then be reinvested for the immediately succeeding month.

         SECTION 7. VALUATION. At the end of each month, the balance in the Deferred Compensation Account of each Participant shall be determined by the Company, taking into account any increase therein resulting from such Participant's Deferred Compensation contributions for such month under Section 6, if any, and any earnings attributable to such Participant's existing Deferred Compensation Account balance, including deferred Eligible



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Earnings for such month under Section 5, if any, and any decrease therein resulting from the distribution to such Participant, or such Participant's Designated Beneficiary(ies), of any installment pursuant to such Participant's Deferred Compensation Election Form and Section 8, and any losses attributable to such Participant's existing Deferred Compensation Account balance under
Section 6. The balance determined, as of the end of each Plan Year, shall be communicated in writing to each Participant as soon as practicable after the end of the Plan Year. In the case of any payment to be made upon a Participant's termination of employment or payment upon a Change in Control under Section 8 below, the balances in the Deferred Compensation Account of any affected Participant shall be valued and determined by the Company as of the date on which occurs any such termination or payment upon a Change in Control.

         SECTION 8.  PAYMENT OF DEFERRED COMPENSATION.

                  (a) Where no Change in Control has occurred the accrued balance in a Participant's Deferred Compensation Account shall be paid (or in the case of installments, commence being paid) to a Participant, or, in the case of any Participant's death prior to payment, the Participant's designated beneficiary(ies), in cash, in either a lump sum or installments, as specified by the Participant in accordance with Section 5, no later than the earlier of:

                  (i) as soon as administratively possible after the end of the month in which the termination of the Participant's employment for any reason (other than retirement) including, but not limited to, death or Disability, occur;



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                  (ii)     in the event of a Participant's termination of
         employment by reason of his or her retirement, the date specified by the Participant on the applicable Deferred Compensation Election Form in accordance with Section 5; or

                  (iii) the date specified by the Participant on the applicable Deferred Compensation Election Form in accordance with
         Section 5.

                  (b) Upon the occurrence of a Change in Control, the balance of each Participant's Deferred Compensation Account shall be paid by the Company in a cash lump sum to the Participant, or in the case of any Participant's death prior to such payment, the Participant's designated beneficiary(ies) in accordance with the Participant's Deferred Compensation Election Form (as soon as practicable after such occurrence).

                  (c)      All payments of Deferred Compensation under this
Section 8 shall include earnings and/or losses attributable to the deferred Eligible Earnings as determined in accordance with Section 6.

         SECTION 9. WITHDRAWAL ELECTION. A Participant may elect, at any time, to withdraw all or any portion (subject to a minimum of $10,000) of his or her Account balance, calculated as if the Participant had terminated employment as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made by the Participant at any time before the Participant's termination of employment for any reason, including retirement, Disability or death, and whether or not the Participant is in the process of being paid pursuant to an installment payment schedule. Once the Withdrawal Amount is paid, the Participant shall not be eligible to make a new deferral under the Plan for the next 13 months.



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         SECTION 10. AMENDMENT; TERMINATION. The Plan may be amended or modified at any time by the Board except that no such amendment or modification shall have a material adverse effect on the balance or the payment schedule (including any material change to Section 8(b) above) of any Participant's Deferred Compensation Account as of the effective date of any such amendment, modification or termination (without the consent of the Participant or, if the Participant is dead, his or her beneficiary(ies)). The Company may terminate the Plan at any time, in which event each Deferred Compensation Account will be paid out in a lump sum as soon as practicable after such termination.

         SECTION 11. PARTICIPANT'S RIGHTS UNSECURED; NO DUTY TO INVEST. The right of a Participant to receive any distribution hereunder shall be an unsecured claim against the general assets of the Company. No Company assets shall in any way be subject to any prior claim by any Participant. The Company shall have no duty whatsoever to set aside or invest any amounts credited to any Deferred Compensation Account established under the Plan. Nothing in the Plan shall confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right, if any, of the Company to terminate the employment of any employee at any time for any reason. A Participant shall have no right, title, or interest whatsoever in or to any specific assets of the Company, nor any investments, if any, which the Company may make to aid it in meeting its obligations hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or any other person. The Company may, but is not obligated to, enter into a "rabbi" trust agreement to provide for a source of funds out of which all or any portion of the benefits under the Plan may be satisfied.



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         SECTION 12. RESTRICTIONS ON ALIENATION. No amount deferred or credited to any Account under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge. Any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, levy or charge the same shall be void; nor shall any amount in any manner be subject to any claims for the debts, contracts, liabilities, engagements or torts of the Participant (or the Participant's beneficiary or personal representative) entitled to such benefit. No Participant shall be entitled to borrow at any time any portion of the Participant's Account balance under the Plan.

         SECTION 13. WITHHOLDING. There shall be deducted from all payments under the Plan the amount of any taxes required to be withheld by any Federal, state, local or other government. The Participants, their beneficiaries and personal representatives shall bear any and all Federal, foreign, state, local, income, or other taxes imposed on amounts paid under the Plan.

         SECTION 14. PARTICIPANTS BOUND BY TERMS OF THE PLAN. By electing to become a Participant, each Eligible Employee shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company with regard to the Plan. Such terms and consent shall also apply to and be binding upon the beneficiaries, personal representatives and other successors in interest of each Participant.

         SECTION 15. DESIGNATION OF BENEFICIARY(IES). Each Participant under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan becomes payable on, after or as a result of the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary(ies). Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the


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Committee. If no beneficiary(ies) has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

         SECTION 16. SEVERABILITY OF PROVISIONS. In the event any provision of the Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid. The Plan shall be binding upon and inure to the benefit of (a) the Company and its respective successors and assigns, and (b) each Participant, his or her designees and estate. Nothing in the Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation, or engaging in any other corporate transaction.

         SECTION 17. GOVERNING LAW AND INTERPRETATION. The Plan shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of New York, without regard to the principles of conflict of laws thereof. This Plan shall not be interpreted as either an employment or trust agreement.

         SECTION 18. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any affiliate of the Company. The existence of the Plan notwithstanding, the Company may adopt



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such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

         SECTION 19. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective upon its adoption by the Company.

         IN WITNESS WHEREOF, the Plan is hereby adopted by the Company on this 1st day of December, 1999.

                                     Amerada Hess Corporation

                                     By: /s/ John B. Hess
                                         ---------------------------

                                     Title: Chairman of the Board and
                                            -------------------------
                                            Chief Executive Officer
                                            -------------------------
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